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                                                             EXHIBIT NO. 99.1(e)

                               MFS SERIES TRUST XI

                               VERTEX GROWTH FUND
                              VERTEX DISCOVERY FUND


         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated January 6, 1995, as amended, (the "Declaration"), of MFS Series Trust XI (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that Vertex Growth Fund and Vertex Discovery Fund, each a series of the Trust, have been terminated.
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         IN WITNESS WHEREOF, the undersigned have executed this certificate this
2nd day of November, 1998.


JEFFREY L. SHAMES
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Jeffrey L. Shames
38 Lake Avenue
Newton, MA   02159


NELSON J. DARLING, JR.
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Nelson J. Darling, Jr.
74 Beach Bluff Avenue
Swampscott, MA  01907


WILLIAM R. GUTOW
---------------------------
William R. Gutow
3 Rue Dulac
Dallas, TX  75230